                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE

--------------------------------------------------------------------------------
                QUALMARK CORPORATION REPORTS CONSOLIDATED FOURTH
                   QUARTER AND 2004 YEAR END FINANCIAL RESULTS
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      "...2004 PROFITS SOARED OVER $1 MILLION AND REVENUE EXPANDED 52% ..."


(February 28, 2005) - Denver, Colorado - QualMark Corporation (OTCBB: QMRK) a world leader in designing, manufacturing and marketing HALT (Highly Accelerated Life Testing) and HASS (Highly Accelerated Stress Screening) systems and providing the World's largest corporations with products that improve product reliability allowing them to get to market faster, today announced consolidated results for the fourth quarter and fiscal year ended December 31, 2004.

For the year, QualMark reported a consolidated net income of $1,502,000, which included a deferred tax benefit of $473,000 and approximately $300,000 of legal expenses, resulting in a basic and diluted income per share of $0.29 and $0.18, respectively, compared with a net loss of ($691,000), which included approximately $630,000 of arbitration and related legal expenses, resulting in a basic and diluted loss per share of ($0.31), in 2003. Total consolidated revenue for the year was $12,012,000 versus $7,895,000 in 2003.

For the fourth quarter, the Company recorded a consolidated net income of $694,000, which included a deferred tax benefit of $473,000, or a basic and diluted income per share of $0.15 and $0.08, respectively, compared with a net income of $118,000 or a basic and diluted income per share of less than $0.01 for the fourth quarter of 2003. Total consolidated revenue for the quarter was $3,235,000 versus total revenue of $2,540,000 in the comparable quarter last year.

Commenting on 2004 results, Charles Johnston, QualMark's President and CEO stated, "we are excited with the growth of our business during 2004. Our revenue expanded 52% over 2003, with pre-tax profits exceeding $1 million. We continue to aggressively increase our market share around the world, as our core customers have fully adopted the HALT and HASS philosophy. We were extremely encouraged with the domestic and European business during 2004, which we see continuing its momentum into 2005." Mr. Johnston continued, "all vertical markets seem to be expanding their need for HALT and HASS equipment, which include aerospace, defense, medical, telecom, and consumer electronics."

Mr. Johnston concluded, "our fourth quarter acquisition of ACG Dynamics, Inc assets increased our fourth quarter revenue by 8% in only six weeks of ownership. ACG also strategically expands our total available vibration market to over $125 million, creates a global service organization for both companies, and reinforces QualMark's market leadership as the vibration testing knowledge leader. ACG's core business complements QualMark's HALT and HASS technology to provide an overall customer reliability solution."

QUALMARK'S QUARTERLY CONFERENCE CALL TO DISCUSS FOURTH QUARTER AND YEAR END 2004 RESULTS WILL BE HELD TODAY, FEBRUARY 28, 2005 AT 11:00 A.M. EASTERN TIME.

TO PARTICIPATE VIA CONFERENCE CALL DIAL 888-318-6430 (IF CALLING FROM WITHIN THE U.S.) NO LATER THAN 10:50 A.M. EST ON FEBRUARY 28TH. THE LEADER NAME IS CHARLES JOHNSTON. THE QUALMARK SECURITY CODE TO ACCESS THIS EARNINGS CALL IS QUALMARK.

STATEMENT OF OPERATIONS
(CONSOLIDATED)

                                                      FOR QUARTER ENDED                           FOR YEAR ENDED
                                                          DECEMBER 31,                              DECEMBER 31,
                                             -------------------------------------       -------------------------------------
                                                   2004                 2003                  2004                   2003
                                             ---------------       ---------------       ---------------       ---------------
Systems revenue                              $     2,729,000       $     2,236,000       $    10,570,000       $     6,759,000
ARTC service revenue                                 263,000               304,000             1,199,000             1,136,000
ACG revenue                                          243,000                    --               243,000                    --
                                             ---------------       ---------------       ---------------       ---------------
Total revenue                                      3,235,000             2,540,000            12,012,000             7,895,000
                                             ---------------       ---------------       ---------------       ---------------
Gross profit                                       1,428,000             1,121,000             5,596,000             3,147,000
Gross profit margin                                     44.1%                 44.1%                 46.6%                 39.9%
                                             ---------------       ---------------       ---------------       ---------------
Income (loss) from operations                        253,000               150,000             1,138,000              (566,000)
Pretax income (loss)                                 224,000               118,000             1,042,000              (690,000)
Net income (loss)                                 ***694,000               118,000          ***1,502,000            **(691,000)
                                             ===============       ===============       ===============       ===============
** INCLUDES $630,000 FOR
ARBITRATION RELATED CHARGES

*** INCLUDES $473,000 FOR A
DEFERRED TAX BENEFIT

EARNINGS PER SHARE
RECONCILING ITEMS:

Preferred stock dividends                            (54,000)              (51,000)             (212,000)             (197,000)

Accretion of redeemable preferred
stock                                                (50,000)              (54,000)             (214,000)             (217,000)
                                             ---------------       ---------------       ---------------       ---------------

Net income (loss) available to
common shareholders                                  590,000                13,000             1,076,000            (1,105,000)
                                             ===============       ===============       ===============       ===============

Basic earnings (loss) per share              $          0.15                     *       $          0.29       $         (0.31)
Diluted earnings (loss) per share            $          0.08                     *       $          0.18       $         (0.31)
Basic weighted average shares
outstanding                                        3,872,000             3,610,000             3,675,000             3,610,000
Diluted weighted average shares
outstanding                                        8,084,000             3,645,000             7,367,000             3,610,000

* AMOUNT IS LESS THAN $0.01 PER SHARE.

QualMark Corporation, headquartered in Denver, Colorado is the leader in designing, marketing, and manufacturing accelerated life-testing systems providing the world's largest corporations with products that improve product reliability and allow them to get to market faster. The Company has installed more than 500 of its proprietary testing systems in 22 countries, operates its own testing facilities, and has partner testing and consulting facilities worldwide. The Company also offers engineering services and products that complement its core technologies.

The statements included in this press release concerning predictions of economic performance and management's plans and objectives constitute forward-looking statements made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, factors detailed in the Company's Securities and Exchange Commission filings; downturns in the Company's primary markets; variability of order flow, future economic conditions; competitive products and pricing; new product development; disruptions in the Company's operations from acts of God or extended maintenance; transportation difficulties; or the delivery of product under existing contracts and other factors.


         Contact:

            QUALMARK CORPORATION
            CHARLES JOHNSTON, President and CEO
            ANTHONY SCALESE, CFO
            303-254-8800
                  Internet: www.qualmark.com


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